                        AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is made this   19th   day
                                                                    --------
of January 1996, by and between Autotote Systems, Inc. (hereinafter, "Seller") and Fusco Properties, L.P. or its assigns (hereinafter, "Purchaser").

                                  WITNESSETH:

     That for and in consideration of the mutual covenants and agreements hereinafter contained, the undersigned parties hereto, intending to be legally bound hereby, agree as follows:

     1.   PROPERTY.

          Seller agrees to sell and Purchaser agrees to purchase all of that certain piece or parcel of land known as 100 Bellevue Road, Newark, Delaware, consisting of a lot of approximately 4.17 acres, together with an office/warehouse building (hereinafter, ("Building") located thereon containing approximately 40,000 square feet of gross space (hereinafter, "Property").

     2. PURCHASE PRICE. The purchase price for the Property is One Million Dollars (USC) ($1,000,000.00) payable by Purchaser to Seller at settlement as hereinafter set forth. Upon execution of this Agreement by the parties, Purchaser shall deposit with its attorney, Dennis Bruce Phifer, Esquire (Bar No.
2770), or John A. Clark, III, Esquire (Bar No. 139) the sum of $80,000 in readily available funds, which sum is to be held in escrow in an FDIC interest bearing account until either (i) this Agreement is rightfully cancelled by Purchaser as a permitted termination pursuant to Section 10 (a)-(c), or final settlement in which event this deposit shall be refunded with interest to Purchaser; or (ii) default of Purchaser occurs, in which event the deposit with interest shall be delivered and paid over to Seller pursuant to Section 11(a)(4) hereinbelow. The installments shall be paid over as follows:

     (a)  Upon execution of this Agreement          8% =     $80,000.00
               To Be Held In Escrow

     (b)  In readily available funds
          at final settlement                      92% =    $920,000.00

          TOTAL PURCHASE PRICE                    100% =  $1,000,000.00

     3. SETTLEMENT. Final settlement shall be held on January 20, 1995, or at such time as mutually agreed upon by the parties hereto.

     4. POSSESSION. Seller shall deliver possession of the Property to Purchaser on the day of settlement. Seller agrees that this entire Agreement is subject to Seller and Purchaser

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 2

entering into a mutually accepted lease (hereinafter, "Lease") agreement on separate form.

     5. RISK OF LOSS. All risk of loss to the Property shall be borne by Seller until the date and time of settlement.

     6. TITLE. The title to the Property shall be a good, fee simple, marketable title, free and clear of all liens and encumbrances except (a) existing restrictions, rights-of-way, reservations, conditions and easements of record; and (b) agreements with telephone, gas, water, and electric and other public utility companies. In the event Seller is unable to give good and marketable title, subject to the aforesaid, Purchaser shall have the option of taking such title as Seller can give, or of being repaid all monies paid by Purchaser on account of the purchase price, together with the cost of searching title as Purchaser may have incurred and this Agreement shall become null and void.

     7. CLOSING COSTS, PRORATIONS AND TRANSFER FEES. All costs in connection with the closing of title customarily paid by purchasers of real estate in New Castle County, Delaware, including title insurance premiums, hazard insurance premiums, financing charges, recording fees, and survey, shall be paid at the closing by Purchaser. All property taxes, water and sewer charges shall be prorated as of the date of settlement. Applicable state and local transfer taxes shall be divided equally between Seller and Purchaser.

     8. CONDITION OF PROPERTY. Seller agrees to deliver the Property to Purchaser at settlement in its present "AS IS" condition. If the Property is damaged prior to settlement by fire or other casualty, Purchaser may either (a) accept the Property in its damaged condition together with an assignment of any insurance proceeds to which Seller is entitled; or (b) terminate this Agreement. Seller represents that the property is insured under a standard "all risk" policy of insurance for its full replacement value and agrees to maintain such insurance until settlement.

     9. REPRESENTATIONS OF SELLER; WARRANTIES. Seller hereby warrants and represents to Purchaser, and to Purchaser's successors and assigns that, to the best of Seller's knowledge, information and belief, and without any independent investigation thereof:

     (a) That no condemnation proceedings have been instituted against the Property.

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 3

     (b) That there presently are not pending any special assessments against the Property. Seller's warranties contained in this paragraph shall survive settlement.

     (c) That water, sanitary sewer, electric, gas and telephone service lines are available to the Property and will adequately serve the Property, for its intended use as a 40,000 square foot one-story office/warehouse building. Seller's warranties contained in this paragraph shall survive settlement.

     (d) That the Property is properly zoned and subdivided and has all necessary governmental approvals, licenses, and permits for its intended use as a 40,000 square foot one-story office/warehouse building. Seller's warranties contained in this paragraph shall survive settlement.

     (e) That (i) no hazardous substance (as defined in Section 101(14) of the Comprehensive Environment Response, Compensation and Liability Act ("CERCLA") 42 U.S.C. Section 9601 (14), is present on the Property in concentrations for which remediation is required; (ii) that Seller has not been identified in any litigation, administrative proceeding or investigation as a responsible party for any liability under the above-referenced law; (iii) that no hazardous substances or solid wastes have been treated, stored or disposed of or otherwise deposited in or on the Property, whether by action of nature or by man, including but not limited to the action or condition of surface waters on the Property which may support a claim or cause of action for violation of any statute, ordinance, or environmental rule or regulatory requirement. Seller's warranties contained in this paragraph shall survive settlement.

     (f) That there are no underground storage tanks (as defined in 7 Del.C. Sections 7402) located in or on the property. Seller's warranties contained in this paragraph shall survive settlement.

     (g) That the Property is not within any area determined by the Department of Housing and Urban development to be flood prone under the Federal Flood Protection Act of 1973 or within any area determined by any regulatory agency or governmental authority to be wetlands.

     (h) That it has not received any notice whatsoever, that the Property has, or ever has had any radon presence whatsoever. Seller's warranties contained in this paragraph shall survive settlement.

     (i) That it is not aware, and has not received any notice whatsoever, that the Property has, or ever had any factors that

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 4



may hinder rental and/or resale. By way of example and not by way of limitation such factors include radon, asbestos, sink holes, service rock, historical sites or burial grounds, or any other items which could reasonably be expected to hinder development or use whatsoever. Seller's warranties contained in this paragraph shall survive settlement.

     (j) That for a period of (10) years following settlement, Seller shall be responsible for and indemnify Purchaser against any loss, claim, damage or liability, to include property damage and personal injury, asserted by any third party or public authority, which occurs directly as a result of any leak, spill, or other discharge of any hazardous substance caused by the negligent or wilful actions of Seller or its employees, and provided such leak, spill or discharge occurs during the period of Seller's ownership or lease of the Property. Seller's warranties contained in this paragraph shall survive settlement.


10. CONTINGENCIES; CONDITIONS PRECEDENT. This Agreement is expressly subject to the conditions set forth hereinbelow. In the event that any one or more of these conditions are not satisfied or waived by Purchaser prior to settlement, then Purchaser, at his option, may terminate this Agreement with no further obligation hereunder and all deposit monies, plus all interest earned thereon, shall be returned to Purchaser. The conditions which must be satisfied or waived in a writing signed by Purchaser, are as follows:

     (a) Structural And Systems Inspection. Purchaser's receipt of a general structural and systems inspection performed by purchasers representative or contractor satisfactory to Purchaser indicating that the Building is structurally sound and all appurtenant systems and roof are in good condition, working order and state of repair. Purchaser agrees to use reasonable efforts to satisfy these conditions. Satisfaction of this condition shall be accomplished by Purchaser at Purchaser's cost.

     (b) Environmental Assessment. Purchaser's receipt of a preliminary environmental assessment report satisfactory to Purchaser, obtained at Purchaser's expense indicating no level of contamination or friable asbestos or other hazardous materials at, on or in the Property. Purchaser agrees to use reasonable efforts to satisfy these conditions. Satisfaction of this

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 5



condition shall be accomplished at by Purchaser at Purchaser's cost.

     (c) Execution Of Lease By And Between Seller And Purchaser. Seller and Purchaser entering into a mutually satisfactory Lease respecting rental of the Property by Seller from Purchaser on separate forms at previously agreed upon terms and conditions as outlined in a fully executed letter of intent dated September 22, 1995, referenced in Exhibit A of this Agreement.

11.  TERMINATION, DEFAULT AND REMEDIES.

     (a) Purchaser's Failure To Perform. If Purchaser fails to perform timely any of Purchaser's obligations hereunder for any reason other than (1) a permitted termination pursuant to this Agreement by Purchaser or (2) Seller's failure to perform Seller's obligations under this Agreement, then, except as provided in subsection 11(a)(4) hereinbelow, Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Purchaser at or before settlement.

     (1) A permitted termination is one arising by virtue of (A) the non-occurrence of a condition precedent, as hereinbefore provided in Section 10(a)-
(c), provided that such non-occurrence is not attributable to the failure of Purchaser to use reasonable efforts to satisfy such a condition precedent, or
(B) the receipt by Purchaser of such information as would cause a person of reasonable prudence to call into question (i) the good faith basis of one or more of the warranties and representations of Seller made in Section 9 herein (hereinafter individually and collectively, "WARRANTIES"), (ii) the credibility of such WARRANTIES in light of information received by Purchaser or (iii) the likelihood that Seller will be unable to perform its obligations with respect to one or more of the WARRANTIES contained therein in light of information received by Purchaser.

     (2) In the event that Seller gives notice of termination in accordance with this section, then neither party shall have any further rights or obligations under this Agreement, and the Escrow Agent shall deliver the deposit with interest to Seller as

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 6



liquidated damages, free of any claims by Purchaser or any other person with respect thereto.

     (3) Notice of intention to declare this Agreement so terminated shall be given in writing to Purchaser and at the expiration of ten days from the date of the receipt of such notice, such termination shall be effective and this Agreement shall be terminated unless and except within such time Purchaser shall have remedied any such default.

     (4) It is agreed by Purchaser that the deposit to which Seller is entitled hereunder is a reasonable forecast of just compensation for the harm that would be caused by Purchaser's breach and that the harm that would be caused by such breach is one that is incapable or very difficult of accurate estimation.


     (b) Seller's Failure To Perform. If Seller fails to perform any of Seller's obligation hereunder for any reason other than (1) a permitted termination pursuant to this Agreement by Seller or (2) Purchaser's failure to perform Purchaser's obligations under this Agreement, then Purchaser shall have the right either to (1) terminate this Agreement by giving written notice thereof to Seller at or before settlement, or (2) to specifically enforce this Agreement. In the event that Purchaser elects to terminate this Agreement as provided in this subsection, Seller shall reimburse Purchaser for all costs reasonably incurred in connection with preparation for the proposed settlement, including but not limited to attorneys fees, surveys, and title searches.

     (1) A permitted termination is one arising by virtue of (A) the non-occurrence of a condition precedent, as hereinbefore provided in Section 10(c), provided that such non-occurrence is not attributable to the failure of Seller to use reasonable efforts to satisfy such a condition precedent, or (B) the receipt by Seller of such information as would cause a person of reasonable prudence to call into question Purchaser's financial ability timely to complete the Purchase or otherwise fund the Escrow.

     (2) In the event that Seller gives notice of termination in accordance with this section, then neither party shall have any further rights or obligations under this Agreement, and the Escrow Agent shall deliver the deposit with accrued interest to Purchaser, free of any claims by Seller or any other person with respect thereto, including but not limited to CB Commercial Real

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 7



Estate Group, Inc., or any agents thereof.

     (3) Notice of intention to declare this Agreement so terminated shall be given in writing to Seller and at the expiration of ten days from the date of the receipt of such notice, such termination shall be effective and this Agreement shall be terminated unless and except within such time Seller shall have remedied any such default.

     12. NOTICE. Any notice required to be given herein shall be in writing and sent by U.S. Certified Mail, Return Receipt Requested, or by any overnight delivery service which provides receipted deliveries as follows:

     (a)  Notice To Purchaser shall be directed to:

          Mr. Anthony N. Fusco
          Fusco Properties
          200 Airport Road
          New Castle, DE 19720

     (b)  Notice To Seller shall be directed to:

          Mr. Robert Becker
          Autotote Systems, Inc.
          100 Bellevue Road
          Newark, DE

     (c)  Copies Of Any Notice To Purchaser or Seller shall be directed to:

          Mr. Erik Kolar
          Vice President
          CB Commercial Real Estate Group, Inc.
          110 S. Poplar Street, Suite 100
          Wilmington, DE 19801
          (302) 657-8294
          (302) 652-8030

          Mr. Dan Reeder
          Vice President
          CB Commercial Real Estate Group, Inc.
          110 S. Poplar Street, Suite 100
          Wilmington, DE 19801
          (302) 657-8291
          (302) 652-8030

     (d)  Notwithstanding the foregoing, notice shall be sent to

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 8



such other address or to such other substitute person as any party hereunder designates in writing upon notice to the other party.

     13. COMMISSIONS. Except with respect to Seller's engagement of CB Commercial Real Estate Group, Inc. (hereinafter, "CB"), as its agent, and Seller's obligation to pay CB a five (5%) commission based on the purchase price at the time of settlement, each party hereto represents to the other that such party has not retained any other broker for the purpose of this transaction and that no commission, except that set forth is due or payable to any one in connection with this agreement.

     14.  TIME OF THE ESSENCE.  Time is of the essence in this Agreement.

     15. PARTIES HERETO. The terms "Seller" and "Purchaser" refer to the parties hereto and also include the respective successors, assigns, heirs, executors, personal representatives, and administrators of the parties hereto.

     16. CONSTRUCTION OF AGREEMENT. This Agreement contains all the terms, covenants and representations which are intended to be binding upon the parties. No representation, condition or understanding not expressed herein shall be binding upon the parties, unless subsequent to the date hereto and signed by both Purchaser and Seller. This Agreement shall be construed in accordance with the laws of the State of Delaware, except that no questions shall be resolved for or against any party based on consideration of authorship.

     17. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. The Foreign Investment In Real Property Tax Act ("FIRPTA"), IRC 1445, requires that every purchaser of U.S. Real Property must, unless an exemption applies, deduct and withhold from Seller's proceeds ten percent of the gross sales price. The primary exemptions which might be applicable are: (a) Seller provides Purchaser with an affidavit under penalty of perjury, that Seller is not a "foreign person," as defined in FIRPTA, or (b) Seller provides Purchaser with a "qualifying statement," as defined in FIRPTA, issued by the Internal Revenue Service. Seller and Purchaser agree to execute and deliver as appropriate, any instrument, affidavit and statement, and to perform any acts reasonably necessary to carry out the provisions of FIRPTA and regulations promulgated thereunder.

AGREEMENT OF PURCHASE AND SALE
FUSCO/AUTOTOTE
PAGE 9


     IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals the day and year first written above.

                                      SELLER:  AUTOTOTE SYSTEMS, INC.



/s/ [Signature Illegible]             /s/ [Signature Illegible] (SEAL)
--------------------------            --------------------------
WITNESS                               Authorized Representative



                                      PURCHASER:  FUSCO PROPERTIES, L.P.



/s/ [Signature Illegible]             /s/ [Signature Illegible] (SEAL)
--------------------------            --------------------------
WITNESS                               Authorized Representative

[LETTER HEAD OF CB COMMERCIAL APPEARS HERE]



                                                                       EXHIBIT A
September 22, 1995

Mr. Anthony N. Fusco
President & CEO
Fusco Properties
200 Airport Road
New Castle, DE 19720

RE:  100 BELLEVUE ROAD, NEWARK, DELAWARE

Dear Tony:

On behalf of the ownership, Autotote, Incorporated, we have been authorized to respond to your purchase proposal dated August 3, 1995.

PURCHASE PRICE:     $1,000,000.00
--------------

DEPOSIT:            $100,000 to be placed in escrow at signing at agreement
-------
                    of sale.

RENTAL RATE:        $4.50/per square foot, NNN
-----------

TENANT:             Autotote, Inc. will remain as a Tenant in the building
------
                    commencing at settlement.

TERM:               Five (5) years
----

RENEWAL OPTION:     Tenant to have one (1) five (5) year renewal option at
--------------
                    $5.25 PSF at the same conditions as the original lease document.

LEASE ISSUES:       Tenant will be responsible for all of the maintenance
-------------
                    and operating expenses of the building as defined in a standard NNN Industrial lease document with the following exceptions:

                    (1) Tenant will warrant roof maintenance and repair or replacement if necessary for a period of three (3) years. Thereafter, Landlord will assume all responsibility for roof repairs and replacement beyond $10,000 per annum.

                    (2) Tenant to be responsible for HVAC maintenance and repair for a period of three (3) years. Thereafter, Tenant and Landlord will split HVAC replacement or capital expenditures on a 50%/50% basis.

Mr. Anthony N. Fusco
September 22, 1995
Page Two


                    (3) Tenant will be responsible for parking lot maintenance and repair for the entire lease term.

PHASE I
-------
ENVIRONMENTAL:      Buyer's Responsibility
--------------

CONTINGENCY:        This offer is subject to Autotote, Incorporated's banking
------------
                    agent's approval and expires September 29, 1995.

Tony, thank you for your interest and we look forward to consummating a transaction which accomplishes everyone's mutual objectives.

Sincerely,

CB COMMERCIAL
REAL ESTATE GROUP, INC.                              /s/ [Signature Illegible]
                                                     -------------------------
                                                     AGREED TO AND ACCEPTED

/s/ [Signature Illegible]

Dan Reeder                                           /s/ [Signature Illegible]
                                                     -------------------------
Vice President                                       Title:
(302) 657-8291



Erik Kolar
Vice President
(302) 657-8294

cc:   Rick Weil
      Bob Becker